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                                                                Exhibit 23.2

                        INDEPENDENT AUDITOR'S CONSENT

Roseland Oil and Gas, Inc.
Garland, Texas

We hereby consent to the use in the 10KSB filing of our report dated April 29, 1999, relating to the financial statements of Roseland Oil and Gas, Inc. for the year ended June 30, 1998, which is contained in that filing.

We also consent to any reference to use under the caption "Experts".


                                     /s/ William Matthews
                                    ----------------------------------------
                                     WILLIAM MATTHEWS, C.P.A., S.C.

Elm Grove, Wisconsin
June 21, 1999